Exhibit 99.1

Ondas Holdings Regains Full Nasdaq Compliance

BOSTON, MA / December 27, 2024 / Ondas Holdings Inc. (Nasdaq:ONDS) ("Ondas" or the "Company"), a leading provider of private industrial wireless networks and commercial drone and automated data solutions, announced today it has received a notification letter from Nasdaq Stock Market LLC (“Nasdaq”) confirming that it has regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (“Rule”).

To regain compliance with the Rule, the Company's common stock was required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive business days, which was achieved on December 24, 2024. Therefore, the Nasdaq Listing Qualifications Staff considers the prior bid price deficiency matter now closed.

Ondas is now in full compliance with all Nasdaq continued listing requirements and will continue to be listed and traded on The Nasdaq Capital Market.

About Ondas Holdings Inc.

Ondas Holdings Inc. ("Ondas") is a leading provider of private wireless data solutions via Ondas Networks Inc. ("Ondas Networks") and commercial drone solutions through Ondas Autonomous Systems Inc. via its wholly owned subsidiaries American Robotics, Inc. ("American Robotics" or "AR") and Airobotics LTD ("Airobotics"), which we operate as a separate business unit called Ondas Autonomous Systems.

Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging commercial and government markets. Ondas Networks' standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today's legacy private licensed wireless networks. Ondas Networks' customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications.

Our Ondas Autonomous Systems business unit designs, develops, and markets autonomous drone solutions via the Optimus System™ - the world's first FAA certified small UAS (sUAS) developed for aerial security and data capture and the Iron Drone Raider™, a counter-drone system designed to protect from the growing threat of hostile drones. The Optimus and Iron Drone Raider platforms are highly automated, AI-powered drone systems capable of continuous, remote operation and are marketed as "drone-in-a-box" turnkey security and data solution. They are deployed for critical defense, industrial and government applications where security, data and information collection and processing are required. American Robotics and Airobotics have industry leading regulatory successes which include a first of its kind FAA Type Certification for the Optimus System and having the first drone system approved by the FAA for automated operation beyond-visual-line-of-sight (BVLOS) without a human operator on-site.

Ondas Networks, American Robotics and Airobotics together provide users in defense, homeland security, public safety and other critical industrial and government security and infrastructure markets with improved connectivity, situational awareness and data collection and information processing capabilities.

For additional information on Ondas Holdings, visit www.ondas.com or follow Ondas Holdings on X formerly known as Twitter and LinkedIn. For additional information on Ondas Networks, visit www.ondasnetworks.com or follow Ondas Networks on X and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on X and LinkedIn. For additional information on Airobotics, visit www.airoboticsdrones.com or follow Airobotics on X and LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading "Risk Factors" discussed under the caption "Item 1A. Risk Factors" in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption "Item 1A. Risk Factors" in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.
888.350.9994
ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

Preston.grimes@ondas.com

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